EXHIBIT 10.3
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                            URECOATS INDUSTRIES INC.
                             a Delaware corporation

                   SERIES C PREFERRED STOCK OPTION AGREEMENT

Richard J. Kurtz                                                 January 8, 2002
Duck Pond Road
Alpine, New Jersey                                                  No. SCPSOA-1

     THIS OPTION AGREEMENT ("Agreement") is made as of the date set forth above between Urecoats Industries Inc., a Delaware corporation (the "Company"), and the optionee named above (the "Optionee"). The option granted by this Agreement is designated a "Series C Preferred Option" granted hereby:

     1. Grant of Option. Pursuant to and subject to the terms and conditions of the Agreement, the Company grants to the Optionee, the right and option (the "Call Option") to purchase at $20.00 per share (the "Stated Value") on the terms and conditions hereinafter set forth all or any part of an aggregate of 250,000 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock" or the "Shares") of the currently authorized and unissued Series C Preferred Stock, par value $1.00 per share of Urecoats Industries Inc. The Call Option shall be exercisable, in whole or in part, during the period commencing with the date on which it is granted and ending on December 31, 2003, subject to the terms and conditions hereof.

     2.     Method of Exercise by Optionee.

            (a) The Call Option may be exercised pursuant thereto by written notice to the Company stating the number of Shares with respect to which the option is being exercised, together with payment in full: (i) in cash or certified check; (ii) securities or other liquidable property; (iii) acknowledgement of cancellation of the Company's indebtedness to the Optionee; or (iv) any combination of the foregoing. If requested by the Board of Directors, prior to the delivery of any Shares, the Optionee shall supply the Board of Directors with a representation that the Shares are not being acquired with a view to unlawful distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations.

            (b) As soon after the notice of exercise as the Company is reasonably able to comply, the Company shall, without payment of any transfer or issue tax by the Optionee, deliver to the Optionee or any such other person, at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for the Shares being purchased upon exercise of the Call Option. Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange or any state or local law.


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            (c)     The Optionee may exercise the Call Option for less than the total number of Shares for which the Call Option is then exercisable, provided that a partial exercise may not be for fewer than 25,000 shares, unless the remaining shares exercisable under the Call Option is for less than 25,000 shares. The Call Option may be exercisable for whole shares only. The Series C Preferred Stock issuable upon exercise shall be restricted shares as such terms are defined under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and shall be acquired for investment and not with a view to the unlawful distribution thereof.

     3. Grant to Company of Right to Demand Exercise. Pursuant to the terms hereof, Optionee hereby grants to the Company the right and option ("Exercise Demand Right") to require Optionee to exercise a portion of his Call Option up to a maximum aggregate of 250,000 shares of Series C Preferred Stock. This Exercise Demand Right shall be exercisable by the Company at any time or from time to time during the term that the Call Option, or any part thereof is outstanding, solely to require the Optionee to purchase as much of the Series C Preferred Stock necessary for continuance of the Company's operations during fiscal 2002. The Exercise Demand Right shall remain outstanding for as long as the Call Option remains outstanding, and to the same extent as the Call Option.

     4. Method of Use of Exercise Demand Right by Company. The Company's Exercise Demand Right shall be exercisable upon the service of a notice ("Exercise Demand Notice") faxed and mailed to the Optionee at the address designated herein thirty (30) days prior to the anticipated purchase date by Optionee. The Exercise Demand Notice shall state the type(s) of payment (as set forth in Paragraph 2(a) above) required by the Optionee therein. Optionee shall then take such steps as is necessary to pay or cause to be paid the applicable amounts and in the form(s) specified in the Exercise Demand Notice within said thirty (30) day period. Thereupon the shares of Series C Preferred Stock shall be issued in the same manner and pursuant to the terms specified in Paragraph 2(b) above.

     5. Acknowledgement of Nonreservation of Common Stock by Company for Series C Preferred Stock Conversion.

            (a) Optionee acknowledges and confirms that in the event of his exercise of the Call Option, or the Company's exercise of the Exercise Demand Right, that there is presently no reserve for Common Stock into which the Series C Preferred Stock is convertible and further acknowledges his awareness that the Company has committed, subject to approval of the shareholders, to increasing the Company's authorized common stock capitalization in its Restated Certificate of Incorporation, as amended, or taking such other necessary and further steps in order to obtain and reserve sufficient shares of Common Stock prior to the time that the Series C Preferred Stock becomes convertible; and

            (b) Optionee acknowledges that he is fully conversant with the certificate of designation of preferences of Series C Convertible Preferred Stock and has received a copy of the Company's Term Sheet and exhibits relating to its simultaneous private offering of Series C Preferred Stock to accredited investors.

     6. Termination of Option. The Call Option shall terminate and expire immediately and in total at the expiration date of the option. In addition, the Call Option shall automatically terminate in the event of death of the Optionee.

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     7.     Adjustments.  If there is any change in the capitalization of the
Company affecting in any manner the number or kind of outstanding shares of common stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Call Option does not thereby terminate pursuant to Section 5 hereof), then the number and kind of shares then subject to the Call Option and the price to be paid therefore shall be commensurately adjusted by the Board of Directors; provided, however, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Call Option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Call Option.

     8. Cessation of Corporate Existence. Notwithstanding any other provision of this Call Option, upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or the sale of substantially all the assets of the Company or the sale of more than 50% of the outstanding stock of the Company to another corporation or other entity, the Call Option granted hereunder shall terminate; provided, however, that: (i) each outstanding Call Option hereunder, for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) below shall, at all times before the effective date of such dissolution or liquidation, merger or consolidation or sale of assets in which the Company is not the surviving corporation or sale of stock, shall be fully exercisable; or (ii) the surviving corporation shall tender to the Optionee, an option to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required to substantially preserve or confer the rights and benefits of this Call Option.

     9. Non-Transferability. The Call Option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, and is exercisable, during the Optionee's lifetime, only by the Optionee. Upon any attempted transfer of this Call Option contrary to the provision hereof, the Board of Directors may, at its discretion, terminate this option.

     10. No Stockholder Rights. The Optionee entitled to exercise this option shall have no rights or privileges as a stockholder with respect to any Shares subject hereto until the Optionee has become the holder of record of such Shares, and no adjustment (except such adjustment as may be effected pursuant to the provisions of Section 4 hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which the Optionee becomes the holder of record.

     11. Method of Acceptance. This Agreement is addressed to the Optionee in duplicate and shall not vest or be effective until the Optionee has executed the acceptance below and returned one copy to the Company, thereby acknowledging that he has read and agreed to all the terms and conditions of this Agreement.



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     12.     Notices.  Any notices pursuant to the terms hereof shall be forwarded by mail and fax as follows:

             To the Company:     Urecoats Industries Inc.
                                 Newport Center Plaza
                                 1239 East Newport Center Drive, Suite 101
                                 Deerfield Beach, FL  33442
                                 Fax #: (954) 596-8911

             Or to Optionee:     Richard J. Kurtz
                                 c/o The Kamson Corporation
                                 270 Sylvan Avenue
                                 Englewood Cliffs, NJ  07632
                                 Fax #: (201) 871-2279

Executed by the Company as of this 8th day of January, 2002.


                                        URECOATS INDUSTRIES INC.
                                         a Delaware corporation


                                        By: /s/ Timothy M. Kardok, President
                                           ---------------------------------

ACCEPTED:

("Optionee")


/s/ Richard J. Kurtz         1-8-02
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Richard J. Kurtz              Date






















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